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                                                                     EXHIBIT 5.1

                         [Morgan, Lewis & Bockius LLP]

June 14, 2002


Contango Oil & Gas Company
3700 Buffalo Speedway
Suite 960
Houston TX 77098

  Re: Registration Statement on Form S-1 for Depositary Shares,    %
      Convertible Cumulative Preferred Stock, Series C and Common Stock

Ladies and Gentlemen:

We have acted as counsel to Contango Oil & Gas Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission ("Commission") of a Registration Statement on Form S-1 and amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), relating to the registration by the Company of (i) 920,000 depositary shares (the "Depositary Shares"), each Depositary Share representing 1/10 of a share of the Company's
  % Convertible Cumulative Preferred Stock, Series C, par value $0.04 per share (the "Series C Preferred Stock"), (ii) 92,000 shares of Series C Preferred Stock, and (iii) an indeterminate number of shares of common stock issuable upon conversion of the Series C Preferred Stock (the "Conversion Stock").

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, the prospectus which forms a part of the Registration Statement, the form of Underwriting Agreement between the Company and Morgan Keegan & Company, Inc. (the "Underwriting Agreement"), the form of Certificate of Designations, Preferences and Relative Rights and Limitations
for the   % Convertible Cumulative Preferred Stock, Series C in the form filed as an exhibit to the Registration Statement (the "Certificate of Designations"), the Deposit Agreement among the Company, The Bank of New York and the Owners and Beneficial Owners of Depositary Receipts in the form filed as an exhibit to the Registration Statement (the "Deposit Agreement"), the corporate records and documents, statements and certificates of officers of the Company, and have reviewed such other records and documents, and have made such other and further investigations, as we have deemed relevant.


In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic, reproduced or conformed copies.

In addition, we have assumed that (i) the Certificate of Designations has been approved by the Company's Board of Directors and filed with the Secretary of State of the State of Delaware; and (ii) the Deposit Agreement has been duly executed and delivered by the Company and The Bank of New York.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. When the Depositary Shares evidenced by the depositary receipts are issued and delivered in accordance with the terms of the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Series C Preferred Stock, the depositary receipts will be valid and legally binding and will entitle the holders of depositary receipts to the benefits provided therein and in the Deposit Agreement.

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2. When issued and delivered as contemplated in the Registration Statement against payment therefor pursuant to the terms of the Underwriting Agreement, the Series C Preferred Stock registered on the Registration Statement will be duly authorized, validly issued, fully paid and non-assessable.

3. Upon conversion of the Series C Preferred Stock in accordance with the terms of its Certificate of Designations, the Conversion Stock will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL, the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP


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